UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
                   ______________________


                          FORM 8-K

                       CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


Date of report (Date of earliest event reported): May 10,2005
                                               --------------


                  PARK ELECTROCHEMICAL CORP.
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      (Exact Name of Registrant as Specified in Charter)


          New York               1-4415          11-1734643
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(State or Other Jurisdiction   (Commission     (IRS Employer
     of Incorporation)        File Number)   Identification No.)


48 South Service Road, Melville, New York           11042
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(Address of Principal Executive Offices)         (Zip Code)


Registrant's telephone number, including area code (631) 465-3600
                                                   --------------
                         Not Applicable
 Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [  ] Written communications pursuant to Rule 425 under the
	Securities Act (17 CFR 230.425)
   [  ] Soliciting material pursuant to Rule 14a-12 under  the
      	Exchange Act (17 CFR 240.14a-12)
   [  ] Pre-commencement communications pursuant to Rule  14d-2(b)
	under the Exchange Act (17 CFR 240.14d-2(b))
   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 2.05 Costs Associated with Exit or Disposal Activities.

	Following a meeting of its Board of Directors on May 10, 2005, Park Electrochemical Corp. (the "Company") committed a plan to reduce the size of the workforce at its Neltec Europe SAS subsidiary in Mirebeau, France, from 138 employees to 103 employees, as a result of further deterioration of the European market for high-technology printed circuit materials. The Company expects to record a one-time termination benefits charge of approximately $1 million during the 2006 fiscal year first quarter ending May 29, 2005 and expects that the payment of these termination benefits will be substantially completed by the end of the 2006 fiscal year second quarter ending August 28, 2005. All of these termination costs will constitute cash expenses.




                          SIGNATURE



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PARK ELECTROCHEMICAL CORP.



Date:  May 16, 2005      By: /s/ Murray O. Stamer
                         Name:	Murray O. Stamer
                         Title: Senior Vice President and
                               	Chief Financial Officer